Exhibit 99.2
------------

                           SUSSEX BANCORP. EXTENDS AND
                        INCREASES STOCK BUY BACK PROGRAM


     Franklin, New Jersey - Sussex Bancorp. (AMEX: "SBB") announced today that its Board of Directors has expanded the Company's existing stock buy back program to permit the Company to repurchase up to an aggregate of 100,000 shares of its outstanding common stock, in either open market transactions or in privately negotiated transactions. The Company's existing buy back program permitted the Company to repurchase up to 50,000 shares, and the Company had repurchased approximately 32,000 shares under this program.

     Donald Kovach, Chairman and Chief Executive Officer of the Company, stated:
"We believe the proper use of a stock buy back program, when combined with our history of consistent cash dividends and stock dividends, shows our continued commitment to shareholder value."

     Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and branch offices in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.



                                      -16-